UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2007 (March 13, 2007)

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) BEA Systems, Inc., a Delaware corporation (the “Company”), has previously disclosed that due to the internal review of the Company’s historic stock option grants, the Company has delayed the filing of its Quarterly Reports on Form 10-Q for the quarters ended July 31, 2006 and October 31, 2006. As a result of such delays, the Company’s registration statements on Form S-8 (the “Registration Statements”) are not available for the issuance of shares thereunder until such time as the Company has filed all required reports with the Securities and Exchange Commission (“SEC”). In connection with the unavailability of the Registration Statements, pursuant to authorization of the Company’s Board of Directors, effective March 13, 2007, the Company amended certain awards of restricted stock units granted to the Company’s Executive Vice President and Chief Financial Officer, Mark P. Dentinger, providing that no such restricted stock units shall vest unless and until the Registration Statements pursuant to which the underlying shares are to be issued are available for the issuance of shares, and if such restricted stock units are scheduled to vest during a time when the Registration Statements pursuant to which the underlying shares are to be issued are not available for the issuance of shares, such restricted stock units shall vest on the day after the Registration Statements are available for the issuance of shares. As disclosed on November 16, 2006 and March 6, 2007, the Company has previously amended awards of restricted stock units granted to Mr. Dentinger, as well as other executives and employees, in a similar manner, and anticipates that it may in the future similarly amend other awards of restricted stock units if such restricted stock units are scheduled to vest during a time when the Registration Statements pursuant to which the underlying shares are to be issued are not available for the issuance of shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

By:	/s/ Gordon C. Brooks
Gordon C. Brooks
Senior Vice President, Finance and Corporate Controller

Date: March 19, 2007